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Exhibit 99.1

For Immediate Release

Contact:	Pat O'Neal, President and Chief Executive Officer	RCG Capital Markets Group, Inc.
	Stan Cutler, Senior Vice President of Finance	Retail: Joe Dorame
	Sento Corporation	Institutional/Analysts: Joe Diaz
	801-492-2000	Media: Jeff Stanlis
	Patrick_Oneal@sento.com	480-675-0400
Stanley_Cutler@sento.com

Sento Corporation Receives Extension From Nasdaq Panel

Must complete one-for-four reverse stock split by November 27, 2002

        AMERICAN FORK, Utah, November 14, 2002—Sento Corporation (Nasdaq: SNTO—news) today announced that the Company has been granted an extension by the Nasdaq Qualifications Hearing Panel until November 27, 2002 to regain compliance with the minimum bid price requirement and therefore remain listed on the Nasdaq SmallCap Market. To be compliant, the Company must demonstrate a closing bid price of at least $1.00 per share on or before November 27, 2002, thereafter evidence a closing bid price of at least $1.00 per share for a minimum of ten consecutive trading days, (and perhaps a longer period in the discretion of the Panel), and demonstrate compliance with all requirements for continued listing. The Company previously announced plans to complete a one-for-four reverse stock split to regain the minimum bid price requirement. Shareholders will vote on the reverse split proposal during the annual shareholder's meeting at the Company's headquarters November 14, 2002. In the event the reverse split proposal is approved by the shareholders, the record date for the effectiveness of the reverse split will be set for November 25, 2002.

        Patrick O'Neal, Sento's President & CEO, stated, "We are gratified Nasdaq has granted Sento this extension and we expect to utilize this opportunity to further execute our business plan. We are optimistic that shareholders will authorize the reverse stock split, thereby allowing Sento to remain on the Nasdaq SmallCap Market on a going forward basis."

Sento Profile

        Sento Corporation provides the latest in Web-enabled CRM (Customer Relations Management) solutions for a diversified portfolio of organizations. These services include self-help, live chat, Web collaboration, email, and telephone. Utilizing a tested and proven technology set, Sento provides an enhanced customer experience at a significant cost reduction when compared to traditional models. Sento deploys a distributed workforce strategy and customer-centric applications to provide the best in customer care and support. For more information, visit www.sento.com.

Forward Looking Statements

        Statements in this press release, which are not purely historical, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements encompass Sento's beliefs, expectations, hopes or intentions regarding future events. Words such as "expects," "intends," "believes," "anticipates," "should," and "likely" also identify forward-looking statements. All forward-looking statements included in this release are made as of the date hereof and are based on information available to Sento as of such date. Sento assumes no obligation to update any forward-looking statement. Actual results could differ materially from those anticipated for a number of reasons, including, among others: variations in market and economic conditions; the Company's dependence on its limited number of key clients; reduction in services requested by the Company's clients resulting in lower revenues for the Company; the Company's ability to complete negotiations and execute client agreements; risk of emergency interruption of the Customer Contact Solutions operations; and other unanticipated factors. Risk factors, cautionary statements and other conditions which could cause actual results to differ from the Company's current expectations are contained in the Company's filings with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-KSB.

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  Exhibit 99.1
Sento Corporation Receives Extension From Nasdaq Panel